Entergy Corporation
639 Loyola Avenue
New Orleans, LA  70113

NEWS
RELEASE

Exhibit 99.1

Date:	January 18, 2007

For Release:	Immediate

Contact:	Yolanda Pollard (Media) (504) 576-4238 ypollar@entergy.com	Michele Lopiccolo (Investor Relations) (504) 576-4879 mlopicc@entergy.com

Entergy Provides Preliminary Fourth Quarter Earnings Guidance

New Orleans, La. - Entergy Corporation (NYSE: ETR) today indicated that it expects fourth quarter 2006 as-reported earnings of approximately $1.26 per share and fourth quarter operational earnings of approximately $0.77 per share. As-reported and operational results in fourth quarter 2005, which were $0.43 per share and $0.59 per share respectively, reflected the effects of Hurricanes Katrina and Rita.

As-reported results are prepared in accordance with generally accepted accounting principles and are comprised of operational earnings (described below) and special items.

Fourth quarter as-reported 2006 earnings will include special items as follows:

    a loss at Entergy New Orleans, Inc. (ENOI). ENOI's results have been reported as a special item since its Chapter 11 bankruptcy filing in third quarter 2005, due to uncertainties that remain as it works toward emergence a loss at Entergy's competitive retail business. Results for this business have been reported as a special item since Entergy announced plans to sell the business in fourth quarter 2005. While the sale was completed in second quarter 2006, fourth quarter 2006 will include a loss related to ongoing transition work tax benefits on tax capital losses associated with winding up Entergy's position in Entergy-Koch, LP a gain on the sales of Entergy-Koch Trading and Gulf South Pipeline slightly below the $60 million net-of-tax estimate included in previous disclosures. While both sale transactions were completed in fourth quarter 2004, the gain was reported in the current period upon receipt of final cash distributions from Entergy-Koch, LP

Fourth quarter 2006 operational earnings are expected to be higher compared to the fourth quarter 2005 results of $0.59 per share due to higher results at Utility, Parent and Other, partially offset by lower results at Entergy Nuclear.

The quarter on quarter increase in earnings at Utility, Parent and Other is attributed primarily to:

    higher revenue due to higher pricing from previous rate actions and increased sales volume due to the absence of 2005 hurricane effects the recording of a regulatory asset, which effectively increased current period income, to reflect a regulatory order issued during the quarter lower income taxes

Partially offsetting these items were higher operation and maintenance expense, higher interest expense and the absence of cooler-than-normal weather that contributed positively to earnings in fourth quarter 2005.

Entergy Nuclear's lower results are due primarily to higher operation and maintenance expense, and higher income taxes. Partially offsetting these items was higher revenue due to higher energy pricing at Entergy Nuclear in fourth quarter 2006.

Operational results at Entergy's Non-Nuclear Wholesale Assets business for fourth quarter 2006 are expected to be in line with results for this business in the comparable period last year.

Entergy affirmed previously issued as-reported and operational earnings guidance for 2007 to be in the range of $5.40 to $5.70 per share.

A teleconference will be held on January 30, 2007 at 10:00 a.m. CT to discuss Entergy's fourth quarter 2006 earnings announcement, and may be accessed by dialing (719) 457-2637 no more than 15 minutes prior to the start of the call. The confirmation number is 2310470. Internet users may also access the teleconference and view presentation slides by visiting Entergy's website at www.entergy.com/webcasts. For seven days following the teleconference, a tape delay will be available and may be accessed by dialing (719) 457-0820. The confirmation number is the same.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Entergy has annual revenues of over $10 billion and approximately 14,000 employees.

Additional investor information can be accessed online at

www.entergy.com/investor_relations

In this release and from time to time, Entergy Corporation makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy Corporation believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in these statements. Some of those factors (in addition to the risk factors in the Form 10-K as well as others described in the Form 10-Q for Entergy Corporation and its affiliates and in subsequent securities filings) include: resolution of pending and future rate cases and negotiations, including various performance-based rate discussions and implementation of new Texas legislation, and other proceedings, including those related to the Entergy System Agreement, Entergy's utilities' supply plan, recovery of storm costs, and recovery of fuel and purchased power costs, Entergy's utilities' ability to manage its operation and maintenance costs, the performance of Entergy's utility and non-utility generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, the ability to hedge, sell power forward or otherwise reduce the market price risk associated with those facilities, including the Non-Utility Nuclear plants, and the prices and availability of fuel and power Entergy's utilities must purchase for their customers, and Entergy's utilities' ability to meet credit support requirements for fuel and power supply contracts, Entergy Corporation's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy Corporation's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, changes in general corporate ratings, and changes in the rating agencies' ratings criteria, changes in inflation, interest rates, and foreign currency exchange rates, Entergy Corporation's ability to purchase and sell assets at attractive prices and on other attractive terms, volatility and changes in markets for electricity, natural gas, uranium, and other energy-related commodities, changes in utility regulation, including the beginning or end of retail and wholesale competition, the ability to recover net utility assets and other potential stranded costs, the establishment of a regional transmission organization that includes the areas served by Entergy's utilities, and the application of market power criteria by the Federal Energy Regulatory Commission, changes in regulation of nuclear generation facilities and nuclear materials and fuel, including possible shutdown of nuclear generating facilities, particularly those in the northeastern United States, uncertainty regarding the establishment of interim or permanent sites for spent nuclear fuel storage and disposal, resolution of pending or future applications for license extensions or modifications of nuclear generating facilities, changes in law resulting from federal energy legislation, including the effects of the Public Utilities Holding Company Act of 1935 repeal, changes in environmental, tax, and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, mercury, and other substances, the economic climate, particularly growth in the areas served by Entergy's utilities, variations in weather and the occurrence of hurricanes and other storms and disasters, including uncertainties associated with efforts to remediate the effects of Hurricanes Katrina and Rita and recovery of costs associated with restoration including Entergy's utilities' ability to obtain financial assistance from governmental authorities in connection with these storms, the outcome of the Chapter 11 bankruptcy proceeding of Entergy New Orleans, Inc. and the impact of this proceeding on other Entergy companies, advances in technology, the potential effects of threatened or actual terrorism and war, the effects of Entergy Corporation's strategies to reduce tax payments, the effects of litigation and government investigations, changes in accounting standards, corporate governance, and securities law requirements, Entergy Corporation's ability to attract and retain talented management and directors.